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                              PROXY
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                 ANNUAL MEETING OF SHAREHOLDERS
                  OF HANOVER GOLD COMPANY, INC.
MAY 5, 1998
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The undersigned hereby constitutes and appoints James A. Fish and
Laurence Steinbaum, and each of them, the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of Hanover Gold Company, Inc. ("Hanover") owned of record by the
undersigned  on  March  12,  1998  at  the  annual   meeting   of
shareholders of Hanover to be held on May 5, 1998 or any adjournment(s) or postponement(s) thereof.

 UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED BY
   THE UNDERSIGNED WILL BE VOTED FOR ELECTION OF THE DIRECTOR-
     NOMINEES (ITEM 1) AND FOR APPROVAL OF ITEMS 2, 3 AND 4.

ITEM 1.   ELECTION OF DIRECTORS

       [  ]  FOR            [  ]  AGAINST         [  ]  ABSTAIN

With respect to the election of the following director-nominees:

      James A. Fish        Neal A. Degerstrom      Karl E. Elers
      Laurence Steinbaum   Robinson Bosworth III   Tim Babcock

NOTE: To withhold authority to vote for a particular director-nominee(s), strike a line through such director-nominee(s) name.

ITEM 2.   PLAN OF RECAPITALIZATION

       [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

ITEM 3.   AMENDMENT TO THE COMPANY'S 1995 STOCK PLAN

       [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

ITEM 4.  RATIFICATION OF AUDITORS

       [  ]  FOR           [  ]  AGAINST         [  ]  ABSTAIN

Ratification of BDO Seidman, LLP as Hanover's independent auditor for the year ending December 31, 1998 and any interim period.




DATED: ____________, 1998     ______________________________
                              Signature of Shareholder


                              ______________________________
                              Additional Signature, if Jointly Owned


  This proxy is solicited on behalf of the board of directors.

You may revoke or change your proxy at any time before it is exercised at the annual meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the secretary of the Company at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the annual meeting.